EXHIBIT 99.1

Fourth Quarter and Full Year 2003 Results February 2, 2004

This presentation contains forward-looking statements that involve risks and uncertainties. The actual results achieved by Temple-Inland may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Temple-Inland and its subsidiaries; availability and price of raw materials used; competitive actions by other companies; changes in laws or regulations; the accuracy of certain judgments and estimates concerning the integration of acquired operations; the accuracy of certain judgments and estimates concerning the company's consolidation and supply chain initiatives; and other factors, many of which are beyond the control of Temple- Inland and its subsidiaries. February 2, 2004 2

Fourth Quarter Results Income $ (39) $ 19 $ (3) EPS $ (0.71) $ 0.36 $(0.06) 4th Qtr 4th Qtr 3rd Qtr 2003 2002 2003 TIN 4th qtr. 2003 special items - total ($1.11 per share) - Box plant closures - $21 million ($.39 per share) - Project TIP expenses - $8 million ($.15 per share) - Write-downs & other - $35 million ($.64 per share) - Tax benefit - $4 million ($0.07 per share) Debt reduced by $132 million in 4th qtr. 2003 3

Fourth Quarter Results (cont'd) Net income (loss) per dil. share $ (0.71) $ 0.36 $ (0.06) Special items 1.11 -- 0 .46 Net income per dil. share $ 0.40 $ 0.36 $ 0.40 excluding special items Effective tax rate 30% 39% 20% 4th Qtr 3rd Qtr 2003 2002 2003 4

Full Year Results Income $ 96 $ 53 EPS $1.77 $ 1.02 2003 2002 TIN 2003 special items - total ($1.14 per share) - Tax benefit - $165 million ($3.04 per share) - Project TIP expenses - $36 million ($.66 per share) - Box plant closures - $25 million ($.46 per share) - Write-downs & other - $36 million ($.67 per share) - Loan prepayment fees - $6 million ($.11 per share) Debt reduced by $276 million in 2003 5

Fourth Quarter Segment Results Operating Income (millions) Corrugated Packaging $ (11) $ 13 $ - Forest Products $ 32 $ 6 $ 22 Financial Services $ 54 $ 56 $ 49 $ 75 $ 75 $ 71 *As previously disclosed, Corrugated Packaging Q4 2003 results are negatively impacted by $6 million due to effect of a 53-week year. 4th Qtr 4th Qtr 3rd Qtr 2003* 2002 2003 6

Corrugated Packaging Price Average box price down $35/ton vs. 4th qtr. 2002 and down $9/ton vs. 3rd qtr. 2003 4th Qtr 4th Qtr 3rd Qtr 2003 2002 2003 $(11) $ 13 $ - Operating income (millions) 7

Corrugated Packaging (Cont'd) Volume On a volume per workday basis, shipments were up 3% in 4th qtr. 2003 compared with shipments in 4th qtr. 2002 and up 2% compared with 3rd qtr. 2003 levels OCC OCC prices up $3/ton vs. 4th qtr. 2002 and up $1/ton vs. 3rd qtr. 2003 8

Corrugated Packaging (Cont'd) Energy Energy costs up $8 million vs. 4th qtr. 2002 and flat vs. 3rd qtr. 2003 Pension - Pension expense up $6 million vs. 4th qtr. 2002 Annual Mill Maintenance - $3 million negative effect vs. 3rd qtr. 2003 9

Forest Products 4th Qtr 4th Qtr 3rd Qtr 2003 2002 2003 $32 $ 6 $ 22 Operating income (millions) Lumber - Average price up $66 vs. 4th qtr. 2002 and up $19 vs. 3rd qtr. 2003 - Volume up 19% vs. 4th qtr. 2002 and down 2% vs. 3rd qtr. 2003 10

Forest Products (Cont'd) Particleboard Average price up $5 vs. 4th qtr. 2002 and up $4 vs. 3rd qtr. 2003 Volume up 1% vs. 4th qtr. 2002 and up 3% vs. 3rd qtr. 2003 Mt. Jewett particleboard plant indefinitely shut down in 2nd qtr. 2003 11

Forest Products (Cont'd) MDF - Average price down $17 vs. 4th qtr. 2002, but up $2 vs. 3rd qtr. 2003 - Volume down 7% vs. 4th qtr. 2002, but up 10% vs. 3rd qtr. 2003 - Clarion MDF plant indefinitely shut down in 3rd qtr. 2003 12

Forest Products (Cont'd) Gypsum - Average price up $13 vs. 4th qtr. 2002 and up $9 vs. 3rd qtr. 2003 - Volume up 1% vs. 4th qtr. 2002 and up 4% vs. 3rd qtr. 2003 High-Value Land Sales - $5 million in high-value land sales in 4th qtr. 2003 vs. $5 million in 4th qtr. 2002 and $2 million in 3rd qtr. 2003 Average sales price for 4th qtr. 2003 approximately $6,000 per acre 13

Financial Services Costs - Benefits from cost reduction initiatives exceeds $30 million over last two years 4th Qtr 4th Qtr 3rd Qtr 2003 2002 2003 $ 54 $ 56 $ 49 Operating income (millions) 14

As a % of earning assets Housing Construction 15% 16% 19% 23% Non-residential Real Estate 9% 7% 12% 18% Corporate 16% 11% 12% 14% Single-family Mortgage Assets 60% 66% 57% 45% Total earning assets 100% 100% 100% 100% Target At Year End Allocation 2003 2002 2001 Loan Portfolio Target asset allocation changed to include higher percentage of single-family, adjustable-rate mortgage assets Financial Services (cont'd) 15

Financial Services (cont'd) Improved Earnings (millions) 2002 2003 1st qtr. $ 34 $ 39 2nd qtr. $ 37 $ 44 3rd qtr. $ 44 $ 49 4th qtr. $ 56 $ 54 Total $ 171 $186 2002 Dividends $125 2003 Dividends $167 16

Comments Box Pricing - January price down vs. 4th qtr. average reflecting drop in published linerboard prices Benefit of March 1, 2004 linerboard price increase not realized until 2nd qtr. Box Plant Consolidation - Dallas box plant closure announced January 26, 2004 Pension Expense - 2003 pension expense $43 million 2004 pension expense $50 million 17

Comments Project TIP - 2003 savings $7 million Full benefit of consolidation and shared services to be realized by end of 2004 Financial Services 1st qtr. 2004 earnings should compare favorably to 1st qtr. 2003 earnings of $39 million 18

Corporate Overhead Reallocation As a result of the adoption of a shared services organization to lower operating costs, beginning in 2004 we will change the way we allocate administrative expenses. Costs associated with the corporate shared services functions will no longer be allocated to the business units. The effect of this change in overhead allocation increased segment operating income and unallocated expenses with no effect on EBIT. The following table illustrates the effects of this new allocation on 2003 segment operating income 19